UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2006

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 “E” Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 244-8787

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – The Registrant is amending its Report on Form 8-K to attach a letter from the former certifying accountant and to address statements made in the letter.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant

As previously reported, effective as of November 6, 2006, the Registrant dismissed Malone & Bailey, PC (“Malone & Bailey”) as its independent auditor and on November 14, 2006 appointed Lawrence Scharfman & Co., CPA, P.C., as their independent accountants for the re-audit of the year ended December 31, 2004 and the year ended December 31, 2005 and all interim periods thereafter. This is a change in accountants recommended and approved by the Registrant’s Executive Management and the Registrant’s Board of Directors. During the most recent two fiscal years and the portion of time preceding the decision to engage Lawrence Scharfman & Co., CPA, P.C., neither the Registrant nor anyone engaged on its behalf has consulted with Lawrence Scharfman & Co., CPA, P.C. regarding (i) either the application of accounting principals to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(10(iv) of Regulation S-B) or a reportable event.

No audit reports were issued by Malone & Bailey with respect to the Registrant’s financial statements for any fiscal years. From July 26, 2005 through the date of Malone & Bailey’s dismissal, there were no known disagreements between the Registrant and Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Malone & Bailey would have caused it to make a reference to the subject matter of the disagreement.

However, as discussed in the Malone & Bailey letter, which is attached hereto as exhibit 16, Malone & Bailey has made reference to various issues relating to why the preparation of a 2005 audit report and a re-audit of 2004 was not completed. The Registrant believes that the statements made by Malone & Bailey in its letter regarding its reasons for not preparing an audit report are either inaccurate or otherwise substantially mischaracterize the facts.

The Registrant disagrees with Malone & Bailey’s analysis regarding derivative liabilities and does not believe there are derivative liabilities extending from the 2004 financing and equity instruments. This position by the Registrant was partially based upon discussions with the prior auditor, Russell Bedford Stefanou Mirchandani LLP and other accounting professionals. Therefore, the Registrant believes a 2005 audit report and re-audit of 2004 can be completed with the documentation supplied to Malone & Bailey by the Registrant. The Registrant supplied Malone & Bailey various reports and analysis prepared by the Registrant explaining why it did not believe there were derivative liabilities. Malone & Bailey refused to properly review the supplied information in a timely matter. Furthermore, although the Registrant was aware that Russell Bedford

Stefanou Mirchandani LLP was less than cooperative with Malone & Bailey, the Registrant had in fact engaged Malone & Bailey to re-audit 2004 as a result of anticipating difficulties with communicating with Russell Bedford Stefanou Mirchandani LLP. The Registrant believes it was cooperative with Malone & Bailey in addressing specific requests as well as providing appropriate documentation as it related to the derivative liabilities and related party transactions. It did become evident, however, that Malone & Bailey did not treat the Registrant’s audit or re-audit with any sort of priority. Malone & Bailey on several occasions made promises regarding timing of certain events, which were never accomplished. The Registrant felt it was in its best interest to engage another auditor that had the time to dedicate to its audit as well as prudent not to continue to accumulate additional fees from Malone & Bailey when it was clear that Malone & Bailey would not produce the work it had been engaged to do.

The Registrant had previously requested that Malone & Bailey furnish a letter addressed to the Commission stating whether it agreed with the original report filed of Form 8-K. The Registrant did not receive a letter from Malone & Bailey until March 14, 2007, and it appears that Malone & Bailey did not disagree with the aforesaid statements, but rather had additional information it felt compelled to disclose relating to their services as it related to the preparation of a 2005 audit report.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

EXHIBITS

Exhibit Number	Description
(16)	Letter from Malone & Bailey, PC, dated March 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By:/s/ William Nalls
William Nalls, Chief Executive Officer

Date: April 3, 2007